                                                                     Ex. 10.19.4

                                 AMENDMENT NO. 4

THIS AMENDMENT ("Amendment No. 4") is made and entered into this 1st day of May, 2000, by and between Williams Network, a division of WILLIAMS COMMUNICATIONS, INC. ("Seller") and UNIVERSAL ACCESS, INC. ("Customer").

WHEREAS, Seller and Customer are parties to that certain Carrier Services Agreement, Contract No. 98R0613.00 which is dated June 29, 1998 as amended by Amendment No. 1 dated March 12, 1999, Amendment No. 2 dated July 1, 1999 and Amendment No. 3 dated December 21, 1999 (together the "Agreement"); and

WHEREAS, Seller and Customer desire to amend the Agreement;

NOW, THEREFORE in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Seller and Customer agree to amend the Agreement as follows:

1. Section 3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

      "The duration of this Agreement shall continue for a term of ten (10) years (the "Initial Term") from the date Amendment No. 4 is executed by the parties ("Effective Date of Amendment No. 4"). This Agreement shall thereafter automatically renew for successive one-year periods (each, a "Renewal Term") unless canceled by either party by giving written notice of such cancellation not less than sixty (60) days before the end of the Initial Term, or any Renewal Term. Unless Customer is in default at the end of any applicable cure period, any Service being provided at the time of cancellation shall continue until the end of such Service as specified in the applicable Service Order upon the terms and conditions of this Agreement; provided that Customer may not order any new Service without first renewing the Agreement. The charges for Services or Ancillary Services during any such extension shall be the then current Seller charges."

2. The following terms and conditions shall apply to any Service Orders placed by Customer after the Effective Date of Amendment No. 4 and the terms and conditions of Section 3.3 of the Agreement shall not apply to such orders.

      "Commencing upon the Effective Date of Amendment No. 4 and ending twelve
      (12) months thereafter (the "Ramp Period"), Customer shall be obligated to purchase on a monthly basis Seller On-Net Services, as set forth in the Service Schedules attached to this Agreement (including any future Seller On-Net Services as reflected in subsequent Service Schedules attached hereto) (the "Applicable Service") as follows:

--------------------------------------------------------------------------------
Month of Ramp Period                           Ramp Period Commitment Per Month
--------------------------------------------------------------------------------
Months May 2000 - October 2000                 $300,000
--------------------------------------------------------------------------------
Months November 2000 - January 2001            $500,000
--------------------------------------------------------------------------------
Months February 2001 - April 2001              $750,000
--------------------------------------------------------------------------------

      The amounts set forth under the column "Ramp Period Commitment Per Month" shall be referred to hereafter as the "Ramp Period Commitment".

      Commencing in May 2001, after completion of the Ramp Period, and continuing through the completion of the Initial Term and any Renewal Term Customer shall be obligated to purchase Applicable Services in the amount of one million ($1,000,000.00) per month (the "Revenue Commitment").

      The terms "On-Net" and "On-Network" Services in this Agreement refer only to such transport telecommunications services between two locations (including Williams Wireless Access Services and including local services, when and if available) traversing Seller's owned and/or operated network both end points of which originate or terminate at a Seller point of presence or transport telecommunications services that are ordered and scheduled to be provided on Seller's owned and/or operated network within ninety (90) days from the date of the applicable Service Order. Whether or not a circuit will be On-Net within ninety (90) days shall be determined in accordance with Sellers' "On-Net POP List" which is attached hereto and which shall be updated by Seller from time to time and provided by Seller to Customer at the time of the update. In addition to On-Net and On-Network Services, any circuit or bandwidth ordered by Customer from Williams pursuant to any circuit or bandwidth trade, whether directly between the parties or through a broker, and whether any such trade is governed by a separate agreement between the parties, shall be considered an "Applicable Service." All charges and fees associated with any such circuit or bandwidth shall count towards Customer's Ramp Period Commitment or Revenue Commitment under this Agreement.

      All charges for Services in this Agreement shall be determined in accordance with the pricing set forth in the Service Schedules attached hereto or on Customer's Service Orders, as applicable. In determining whether the monthly charges are of a sufficient dollar amount to meet Customer's Ramp Period Commitment or Revenue Commitment, whichever is applicable, Seller will include any discounts applicable to Customer, but will not include any credits to which Customer may be entitled, late payment penalties, taxes and other government imposed surcharges, or payments made by Customer to reimburse Seller for third party costs paid to unaffiliated entities, including, but not limited to, local access charges, taxes, installation charges, off-network charges, one-time fees and other similar costs.

      To the extent that, in any month of the Ramp Period or in any month after completion of the Ramp Period asset forth above, Customer fails to have a total aggregate billing for Applicable Services greater than or equal to the Ramp Period Commitment or Revenue Commitment amount, whichever is applicable, Customer will be billed for and Customer shall pay to Seller the difference between the amount of Applicable Services actually purchased by Customer and the amount of the Ramp Period Commitment or Revenue Commitment, whichever is applicable. Notwithstanding the foregoing, in the event that Customer has placed with Seller and Seller has accepted Service Orders for Applicable Services, which Service Orders have Requested Due Dates within six (6) months of Seller's acceptance of such Service Orders, then Seller shall count the monthly recurring charges for the On-Net Services as set forth in such Service Orders towards Customer's applicable Ramp Period Commitment or Revenue Commitment amount.

      In the event Customer terminates a circuit for an Excessive Outage pursuant to Section 8(b) of this Agreement and such termination causes the Customer to fall below their Revenue Commitment or Ramp Period Commitment, whichever is applicable (the "Shortfall"), then Customer shall receive a credit toward the Shortfall. Such credit shall be equal to the monthly recurring charge associated with the circuit that has been terminated by Customer in accordance with Section 8(b) of this Agreement, but in no event shall exceed the amount of any Shortfall. To the extent that any such credit does not offset the entire amount of Shortfall owed by Customer, then Customer shall remain liable for any Shortfall amount not offset by the credit issued in accordance with this paragraph. For example, if Customer purchased Applicable Services in the amount of $150,000 for the month of August and the Ramp Period Commitment was $200,000, Customer would owe to Williams a Shortfall of $50,000. If during August Customer had terminated 1 DS-3 circuit in accordance with Section 8(b) and the monthly recurring charge for the terminated circuit was

      $30,000, then Customer would receive a credit for the $30,000, but would still owe to Williams $20,000, the remainder of the Shortfall.

      Starting in January 2001, and not before, Seller agrees that it will, upon the written request of Customer and no more often than annually, review its pricing and rates and compare Seller's current pricing and rates for telecommunications services that are substantially similar to the range of services offered by Seller under this Agreement, including without limitation revenue commitments, term, volume, product mix, functionality, features, credits offered, level of service and geographic breadth. Seller agrees to negotiate in good faith with Customer to adjust Seller's pricing and rates based on the comparison conducted by Seller in accordance with this paragraph. If Seller chooses to adjust Customer's pricing set forth in this Agreement, such adjustment shall be effective for circuits which have been in service for at least twelve (12) months as of the date of Seller's adjustment and for new circuit orders. If, however, Customer requests such review June 1, 2001 or after, and Seller chooses to adjust Customer's pricing set forth in this Agreement, such adjustment shall be effective for new circuit orders only. Seller may, at any time and at its sole discretion, choose to review its pricing and rates as stated above and may consider adjusting Customer's pricing and rates at that time.

3. The following terms and conditions shall apply to any Service Orders placed by Customer after the Effective Date of this Amendment No. 4 and the terms and condition of paragraph 5 of Section 4 of the Agreement shall not apply to such orders.

      "Seller's standard service implementation intervals for Services provided on Seller's owned and/or operated network are forty-five calendar (45) days from acceptance of a Service Order by Seller for DSn Services and one hundred and twenty (120) calendar days from acceptance of a Service Order by Seller for OCn Services. Such acceptance shall be indicated by the signature of a representative of Seller's Customer Care department on the Service Order. The standard service implementation interval for Services provided by a third party and either partially or wholly off of Seller's owned and/or operated network shall be determined on an individual case basis. Seller shall make reasonable efforts to provide Services within its standard service implementation interval or on Customer's Requested Start Date. In the event Seller fails to make Services available within its standard service implementation interval, Customer shall receive a pro-rata credit of the monthly recurring charge for such Service based on the number of days Service is delayed, such credit not to exceed one month's monthly recurring charge. Customer shall not receive such credit and Seller shall not be liable for any delay if the delay is due to the Customer, local access provider or as a result of a Force Majeure event as defined in Section 8.5 hereof. Notwithstanding anything to the contrary in this Agreement, in no event shall Seller's failure to deliver On-Net Service within the periods set forth above constitute a default under this Agreement, and Customer agrees that the delay credit which may be issued by Seller in accordance with this paragraph is Customer's sole remedy and Seller's sole liability in the event of any delay in providing such Service."

4. The following terms and conditions shall apply to any Service Orders placed by Customer after the Effective Date of Amendment No. 4 and the terms and conditions contained in paragraph 6 of Section 4 of this Agreement shall not apply to such orders.

      "Customer may request a delay in the Start Date of an order, move or rearrangement when Seller receives the delay request a minimum of ten (10) days prior to the due date and the requested delay does not exceed sixty
      (60) cumulative calendar days from the Service Orders initial Start Date. When Customer has delayed a Service Order for the maximum sixty (60) cumulative calendar days, the order may not be delayed again by Customer. Once the maximum sixty (60) day delay has been achieved, Customer has the option to (a) accept the billing for the Service Order, or (b) cancel the Service Order and pay the applicable cancellation charges for the facilities ordered. The billing or cancellation is effective on the sixtieth (60th) cumulative calendar day of the delay. If Customer elects to accept billing the installation will be completed as soon as reasonably practical after Customer advises Seller that the installation can be completed."

5. The following terms and conditions shall apply to any Service Orders placed by Customer after the Effective Date of Amendment No. 4 and the terms and conditions of the first sentence of Section 6.1 of the Agreement shall not apply to such orders.

      "Customer may cancel any Service or Ancillary Service provided hereunder by providing written notification to Seller thereof thirty (30) days in advance of the effective date of cancellation."

6. Notwithstanding the pricing currently set forth in Section 2.1 of the Private Line Service Schedule which is attached to the Agreement as schedule B, and as Amended in Amendment No. 3., the following pricing shall apply to all Service Orders for On-Net Interexchange Private Line Service placed by Customer after the Effective Date of Amendment No. 4. All other terms and conditions of Section 2.1 of the Private Line Service Schedule (Schedule B) shall continue to apply.

--------------------------------------------------------------------------------
                         Monthly On-Net Recurring Rates
--------------------------------------------------------------------------------
DS1 Rate         DS3 Rate          OC3 Rate          OC12 Rate         OC48 Rate
--------------------------------------------------------------------------------
 $.0250           ***               ***               ***               ***
--------------------------------------------------------------------------------
                         Rates are per VGE V&H DS-0 mile
--------------------------------------------------------------------------------

7. The following terms and conditions shall apply to any Service Orders placed by Customer after the Effective Date of Amendment No. 4 and the terms and conditions of Section 3.1 of Schedule B to this Agreement shall not apply to such orders.

      "Upon acceptance of a Service Order by Seller, Seller will use reasonable efforts to provide a firm order confirmation of the requested service date within five (5) days of Sellers acceptance of Customer's order for Services which are provided by Seller and are currently on facilities owned and/or operated by Seller and bounded by Seller points of presence."

8. The following terms and conditions shall apply to any Service Orders placed by Customer after the Effective Date of Amendment No. 4 and the terms and conditions of Section 6 of Schedule B to the Agreement shall not apply to such orders.

      " Outage Credits. (a) Customer acknowledges the possibility of an unscheduled, continuous and/or interrupted period of time when a Service or Services are "unavailable" (as defined in the Technical Specifications below) for a continuous period of two (2) hours (hereafter an "Outage"). An Outage shall begin upon the earlier of Seller's actual knowledge of the Outage or Seller's receipt of notice from the Customer of the Outage. In the event of an Outage, Customer shall be entitled to a credit (the "Outage Credit") for Private Line Service in the amount of 1/720 of the monthly recurring charge for the interexchange portion of the Service for each hour in excess of the first two (2) consecutive hours that the affected Service fails to conform to the Technical Specifications.

      (b) In the event that Customer experiences one or more Outages in any two
      (2) months of any period consisting of three (3) consecutive months (the "Excessive Outage"), Customer shall be entitled, in addition to the applicable Outage Credit, if any, to terminate such circuits as are affected by the Excessive Outage without liability for a disconnection fee as set forth in this Schedule B.

*** Certain information on this page has been omitted and filed sparately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (c) Customer shall not receive an Outage Credit if the interruptions are
      (i) of a duration of less than two (2) consecutive hours, (ii) caused by Customer or others authorized by Customer to use the Services under this Agreement, (iii) due to the failure of power, facilities, equipment, systems or connections not provided by Seller, (iv) caused by the failure of Local Access to Seller's fiber optic network, (v) the result of scheduled maintenance where Customer has been notified of scheduled maintenance in advance, (vi) due to a Force Majeure event as defined in
      Section 8.5 of this Agreement.

      (d) All Outage Credits shall be credited on Customer's next monthly invoice for the affected Service.

      (e) The Outage Credit and ability to terminate a circuit for Excessive Outage as set forth in this Section shall be the sole and exclusive remedies of Customer in the event of any Outage or Excessive Outage and under no circumstances shall an Outage or an Excessive Outage be deemed a default under this Agreement."

9. Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

10. This Amendment shall become effective on the date on which Seller signs this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above set forth.

WILLIAMS COMMUNICATIONS, INC.             UNIVERSAL ACCESS, INC.


/s/ William Hampton                       /s/ Robert E. Rainone
-----------------------------------       -----------------------------------
(SIGNATURE)                               (SIGNATURE)

William Hampton                           Robert E. Rainone
-----------------------------------       -----------------------------------
(PRINT)                                   (PRINT)

VP Sales                                  Chief Operating Officer
-----------------------------------       -----------------------------------
(TITLE)                                   (TITLE)